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                                                                    EXHIBIT 5.01

                      [Letterhead of Debevoise & Plimpton]

September 3, 2003

Fisher Scientific International Inc.
One Liberty Lane
Hampton, NH 03842

     FISHER SCIENTIFIC INTERNATIONAL INC. REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

      We have acted as special counsel to Fisher Scientific International Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the public offering by the Company of up to $750,000,000 in the aggregate of (i) senior debt securities of the Company (the "Senior Debt Securities") to be
issued pursuant to a senior indenture (the "Senior Indenture"), to be entered into between the Company and a trustee to be named in the prospectus supplement relating to the offering of Senior Debt Securities (the "Senior Trustee"), (ii) subordinated debt securities of the Company (the "Subordinated Debt Securities") to be issued pursuant to a subordinated indenture (the "Subordinated Indenture") to be entered into between the Company and a trustee to be named in the prospectus supplement relating to the offering of Subordinated Debt Securities (the "Subordinated Trustee"), (iii) junior subordinated debt securities of the Company (the "Junior Subordinated Debt Securities" and, together with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities") to be issued pursuant to a junior subordinated indenture (the "Junior Subordinated Indenture" and, together with the Senior Indenture and the Subordinated Indenture, the "Indentures" and each an "Indenture") to be entered into between the Company and a trustee to be named in the prospectus supplement relating to the offering of Junior Subordinated Debt Securities (the "Junior Subordinated Trustee"), (iv) shares of preferred stock of the Company, par value $.01 per share (the "Preferred Stock"), (v) shares of common stock of the Company, par value $.01 per share (the "Common Stock"), (vi) depositary shares representing fractional interests in Debt Securities or Preferred Stock (the "Depositary Shares"), (vii) warrants representing rights to purchase Debt Securities, Preferred Stock or Common Stock (the "Warrants") pursuant to one or more warrant agreements ("Warrant Agreements"), (viii) stock purchase contracts representing rights to purchase Preferred Stock, Common Stock or other property (the "Stock Purchase Contracts") and (ix) stock purchase units, representing ownership of Stock Purchase Contracts and Debt Securities (or undivided beneficial interests therein), Depositary Shares or debt obligations of third parties, including U.S. Treasury Securities (the "Stock Purchase Units" and, together with the Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares, the Warrants and the Stock Purchase Contracts, the "Securities"),
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Fisher Scientific International Inc.                           September 3, 2003


as well as up to an additional $150,000,000 aggregate amount of such Securities that may be registered in accordance with Rule 462(b) under the Act.

      In so acting, we have examined such corporate records, certificates and other documents and such questions of law as we have considered necessary for the purposes of this opinion.

      Upon the basis of such examination, we are of the following opinion:

1. Assuming the terms of such Senior Debt Securities have been duly established in accordance with the Senior Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Senior Indenture and the Senior Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors of the Company or a duly authorized committee thereof (the "Board of Directors"), (ii) the Senior Indenture has been duly executed and delivered by the Company and the Senior Trustee, (iii) the issuance and sale of the Senior Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors and (iv) the Senior Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Senior Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. Assuming the terms of such Subordinated Debt Securities have been duly established in accordance with the Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and execution and delivery of the Subordinated Indenture and the Subordinated Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Subordinated Indenture has been duly executed and delivered by the Company and the Subordinated Trustee, (iii) the issuance and sale of the Subordinated Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors and (iv) the Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Subordinated Debt Securities will be

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Fisher Scientific International Inc.                           September 3, 2003


      validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. Assuming the terms of such Junior Subordinated Debt Securities have been duly established in accordance with the Junior Subordinated Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when
      (i) the terms and execution and delivery of the Junior Subordinated Indenture and the Junior Subordinated Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors,
      (ii) the Junior Subordinated Indenture has been duly executed and delivered by the Company and the Junior Subordinated Trustee, (iii) the issuance and sale of the Junior Subordinated Debt Securities have been duly authorized and approved by all necessary action of the Board of Directors and (iv) the Junior Subordinated Debt Securities have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Junior Subordinated Indenture and any underwriting agreement, Warrants or Warrant Agreements relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Junior Subordinated Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. When (i) the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company's Restated Certificate of Incorporation, as amended, and authorized and approved by all necessary action of the Board of Directors, so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Delaware, and (iii) certificates for the shares of the Preferred Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any underwriting agreement, Warrants or Warrant Agreements or Stock Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

5. When (i) the terms of the issuance and sale of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) certificates for the shares of

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Fisher Scientific International Inc.                           September 3, 2003


      Common Stock have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, Warrants or Warrant Agreements or Stock Purchase Contracts relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

6. When (i) the terms and the execution and delivery of the applicable Deposit Agreement (the "Deposit Agreement") relating to the Depositary Shares and the terms of the Depositary Shares and of their issuance and sale have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the Depositary Agreement relating to the Depositary Shares and the depositary receipts evidencing the Depositary Shares (the "Depositary Receipts") have been duly executed and delivered by the Company and such depositary as shall have been duly appointed by the Company (the "Depositary"), (iii) the terms of the Depositary Shares and the Depositary Receipts have been duly established in accordance with the applicable Deposit Agreement so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) (a) (1) the Indenture applicable to the Debt Securities relating to the Depositary Shares has been duly authorized, executed and delivered by the Company and the Senior Trustee, the Subordinated Trustee or the Junior Subordinated Trustee, as the case may be, as contemplated in paragraph 1, 2 or 3 above, as the case may be, and (2) the Debt Securities relating to the Depositary Shares have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1, 2 or 3 above, as the case may be, or (b) the shares of Preferred Stock relating to the Depositary Shares have been duly authorized and validly issued and are fully paid and non-assessable as contemplated in paragraph 4 above and, in the case of either (a) or (b), have been deposited with the Depositary under the applicable Deposit Agreement, and (v) the Depositary Receipts have been duly executed, countersigned, registered and delivered, as contemplated by the Registration Statement and any prospectus supplement related thereto, and in accordance with the terms of the applicable Deposit Agreement and any underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Depositary Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the applicable Deposit Agreement.

7. When (i) the issuance and terms of the Warrants, the terms of the offering thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over

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Fisher Scientific International Inc.                           September 3, 2003


      the Company, (ii) any Warrant Agreement or Agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company and (iii) the Warrants or certificates representing the Warrants have been duly executed, authenticated, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with the terms of any Warrant Agreement and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8. When (i) the terms and the execution and delivery of the Stock Purchase Contracts and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Stock Purchase Contracts have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (iii) the Stock Purchase Contracts have been duly executed and delivered by the Company and such contract agent as shall have been duly appointed by the Company and any certificates representing Stock Purchase Contracts have been duly executed, authenticated (if required) issued and delivered, in each case, as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Stock Purchase Contract and underwriting agreement related to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

9. When (i) the terms of the Stock Purchase Units and the terms of the issuance and sale thereof and related matters have been duly authorized and approved by all necessary action of the Board of Directors, (ii) the terms of the Stock Purchase Units have been established so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Stock Purchase Contracts that form a part of the Stock Purchase Units have been duly authorized, executed, authenticated (if required), issued and delivered as contemplated in paragraph 8 above, (iv) (a) (1) the applicable Indenture relating to the Debt Securities (or undivided beneficial interests therein) that form a part of the Stock Purchase Units or that are deposited under the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and the Senior Trustee, the Subordinated Trustee or the Junior Subordinated Trustee, as the case may be, as contemplated in paragraph 1, 2 or 3 above, as the case may be, and (2) the Debt Securities (or undivided beneficial interests therein) that form a part of the Stock Purchase Units or that

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Fisher Scientific International Inc.                           September 3, 2003


      have been deposited under the applicable Deposit Agreement have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 1, 2 or 3 above, as the case may be, (b) the shares of Preferred Stock that form a part of the Stock Purchase Units have been duly authorized, executed, authenticated, issued and delivered as contemplated in paragraph 4 above, (c) the Depositary Agreement relating to the Depositary Shares that form a part of the Stock Purchase Units, the related Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, authenticated (if required) and delivered as contemplated by paragraph 6 above or (d) the debt obligations, including U.S. Treasury Securities, of third parties that form a part of the Stock Purchase Units have been duly authorized, issued and delivered in accordance with their terms and (v) the certificates representing the Stock Purchase Units have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto, and in accordance with any Stock Purchase Contract and underwriting agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors, the Stock Purchase Units will be duly authorized and validly issued.

10. If the Debt Securities are exchangeable for or convertible into Common Stock, when (i) the terms of the issuance of the Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, and (ii) the shares of Common Stock have been issued in exchange for or upon conversion of such Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the Debt Securities and the applicable Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, the shares of Common Stock so issued will be duly authorized, validly issued, fully paid and nonassessable.

11. If the Debt Securities are exchangeable for or convertible into Preferred Stock, when (i) the terms of the Preferred Stock and of its issuance have been duly established in conformity with the Company's Restated Certificate of Incorporation, as amended, and duly authorized and approved by all necessary action of the Board of Directors, (ii) a Certificate of Designation fixing and determining the terms of the Preferred Stock has been filed with the Secretary of State of the State of Delaware, and (iii) the shares of the Preferred Stock have been issued in exchange for or upon conversion of such Debt Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the Debt Securities and the applicable Indenture, so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction

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Fisher Scientific International Inc.                           September 3, 2003


      over the Company, the shares of Preferred Stock so issued will be duly authorized, validly issued, fully paid and non assessable.

      The opinions set forth above are subject to the following additional qualifications:

      (a) Our opinions in paragraphs 1, 2, 3, 7, 8 and 9 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights or remedies generally, (ii) general principles of equity, whether such principles are considered in a proceeding of law or in equity, and (iii) an implied covenant of good faith, reasonableness and fair dealing, and standards of materiality.

      (b) With respect to the opinions set forth in paragraphs 1 through 11 above, we express no opinion as to (1) any waiver of inconvenient forum set forth in any agreement or (2) any provision relating to judgments in currencies other than United States dollars. We express no opinion concerning whether a United States Federal court would accept jurisdiction in any dispute, action, suit or proceeding arising out of or relating to any agreement or the transactions contemplated thereby.

      (c) The opinions expressed in paragraphs 1 through 11 above are limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported cases interpreting those laws.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Act relating to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          /s/ Debevoise & Plimpton

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